Exhibit 10.40

Name of Grantee: Todd Strubbe

WEST CORPORATION

Amended and Restated Restricted Stock Award and Special Bonus Agreement

West Corporation

11808 Miracle Hills Drive

Omaha, Nebraska 68154

Attention: Mr. David Mussman

Ladies and Gentlemen:

The undersigned Grantee (i) acknowledges receipt of an award (the “Award”) of restricted stock from West Corporation, a Delaware corporation (the “Company”), under the Company’s 2006 Executive Incentive Plan (the “Plan”), subject to the terms set forth below and in the Plan, a copy of which Plan, as in effect on the date hereof, is attached hereto as Exhibit A; and (ii) agrees with the Company as follows:

1. Effective Date. Grantee and the Company entered into a Restricted Stock Award and Special Bonus Agreement (the “Original Agreement”) effective as of December 30, 2009, which is the date of grant of the Award (the “Grant Date”). Grantee and the Company have entered into this Amended and Restated Restricted Stock Award and Special Bonus Agreement (the “Agreement”) as of February 14, 2012 (but effective as of the Grant Date) to amend and restate the Original Agreement in its entirety to modify the terms and condition upon which a portion of the Award shall become vested.

2. Shares Subject to Award. The Award consists of a total of 400,000 shares (the “Shares”) of Common Stock, par value $0.001 per share, of the Company (“Stock”) with a fair market value on the Grant Date of $8.14 per Share and $3,256,000 in the aggregate. Of the Shares subject to the Award:

A. 33.33% of the Shares shall be “Tranche 1 Shares”;

B. 22.22% of the Shares shall be “Tranche 2 Shares”; and

C. 44.45% of the Shares shall be “Tranche 3 Shares.”

The Grantee’s rights to the Shares are subject to the restrictions described in this Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

3. Nontransferability of Shares. The Shares acquired by the Grantee pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided in the Stockholder Agreement dated as of October 24, 2006 among the Grantee, the Company, certain of the Company’s subsidiaries and certain of the Company’s stockholders (the “Stockholder Agreement”).

4. Forfeiture Risk. If the Grantee’s Employment with the Company and its subsidiaries ceases for any reason, including death, then (subject to any contrary provision of this Agreement or any other written agreement between the Company and the Grantee with respect to vesting and termination of Shares granted under the Plan) any and all outstanding and unvested Shares acquired by the Grantee hereunder shall be automatically and immediately forfeited. The Grantee hereby (i) appoints the Company as the attorney-in-fact of the Grantee to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

5. Certificates. The Company will issue the Grantee a certificate representing the Shares. If unvested Shares are held in book entry form at any time thereafter, the Grantee agrees that the Company may give stop transfer instructions to the depositary, stock transfer agent or other keeper of the Company’s stock records to ensure compliance with the provisions hereof.

6. Vesting of Shares. The Shares acquired hereunder shall vest during the Grantee’s Employment by the Company or its subsidiaries in accordance with the provisions of this Section 6 and applicable provisions of the Plan, as follows:

A. Tranche 1: The Tranche 1 Shares will vest as follows:

20% on and after December 30, 2010;

20% on and after December 30, 2011;

20% on and after December 30, 2012;

20% on and after December 30, 2013; and

20% on and after December 30, 2014.

Notwithstanding the above, 100% of a Grantee’s outstanding and unvested Tranche 1 Shares shall vest immediately upon a Change of Control.

B. Tranche 2 and Tranche 3: The Tranche 2 Shares and the Tranche 3 Shares will vest 100% on the earlier of (i) December 30, 2014 and (ii) a Change of Control.

Notwithstanding the foregoing (but subject to any contrary provision of this Agreement or any other written agreement between the Company and the Grantee with respect to vesting and termination of Shares granted under the Plan), no Shares shall vest on any date specified above unless the Grantee’s Employment with the Company or its subsidiaries is then, and since the Grant Date has been, continuous.

7. Non-Competition Provisions. In consideration of the granting of Shares pursuant to this Agreement and the Plan, the Grantee hereby agrees to the following terms and conditions:

A. In order to better protect the goodwill of the Company and to prevent the disclosure of the Company’s trade secrets and confidential information and thereby help ensure the long-term success of the business, the Grantee, without prior written consent of the Company, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, consultant or otherwise, for a period of one (1) year following the date of the Grantee’s termination of Employment with the Company, in connection with the development, advertising, promotion, or sale of any service which is the same as or similar to or competitive with any services of the Company (including both existing services as well as services known to the Grantee, as a consequence of the Grantee’s Employment with the Company, to be in development):

1. with respect to which the Grantee’s work has been directly concerned at any time during the one (1) year preceding termination of Employment with the Company; or

2. with respect to which during that period of time the Grantee, as a consequence of the Grantee’s job performance and duties, acquired knowledge of trade secrets or other confidential information of the Company.

For purposes of this Section 7, it shall be conclusively presumed that Grantee has knowledge or information that Grantee was directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

B. The provisions of this Section 7 are not in lieu of, but are in addition to the continuing obligation of the Grantee (which Grantee hereby acknowledges) to not use or disclose the Company’s trade secrets and confidential information known to the Grantee until any particular trade secret or confidential information becomes generally known (through no fault of the Grantee), whereupon the restriction on use and disclosure shall cease as of that time. Information regarding services in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Company is considering for broader use, shall not be deemed generally known until such broader use is actually commercially implemented.

C. By acceptance of any Shares granted under this Agreement and the terms of the Plan, the Grantee acknowledges that if Grantee does not comply with Section 7.A or 7.B, the Company will be entitled to injunctive relief to compel such compliance. The Grantee acknowledges that the harm caused to the Company by Grantee’s breach or anticipated breach of Section 7.A or 7.B is by its nature irreparable because, among other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The Grantee consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of the Company, be entered on consent and enforced by any court having jurisdiction over the Grantee, without prejudice, to any right either party may have to appeal from the proceedings which resulted in any grant of such relief.

D. If any of the provisions contained in this Section 7 shall for any reason, whether by application of existing law or law which may develop after the Grantee’s acceptance of an offer of the granting of Shares, be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration, or territory, the Grantee agrees to join the Company in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the maximum extent compatible with then applicable law. If any one or more of the terms, provisions, covenants, or restrictions of this Section 7 shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Section 7 shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8. Representations and Warranties of the Grantee. The Grantee represents and warrants that:

A. Authorization. The Grantee has full legal capacity, power, and authority to execute and deliver this Agreement and to perform the Grantee’s obligations hereunder. This Agreement has been duly executed and delivered by Grantee and is the legal, valid, and binding obligation of Grantee enforceable against Grantee in accordance with the terms hereof.

B. No Conflicts. The execution, delivery, and performance by the Grantee of this Agreement and the consummation by the Grantee of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Grantee is subject, (ii) violate any order, judgment or decree applicable to the Grantee, or (iii) conflict with, or result in a breach of default under, any term or condition of any agreement or other instrument to which the Grantee is a party or by which the Grantee is bound.

C. Review, etc. The Grantee has thoroughly reviewed this Agreement in its entirety. The Grantee has had an opportunity to obtain the advice of counsel (other than counsel to the Company or its Affiliates) prior to executing this Agreement, and fully understands all provisions of the Plan and this Agreement.

D. Investment Intent. The Grantee is acquiring the Shares solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act. The Grantee further represents that the entire legal and beneficial interest of the Shares is being acquired, and will be held, for the account of the Grantee only and neither in whole nor in part for any other person.

E. Information Concerning the Company. The Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Grantee further represents and warrants that the Grantee has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as the Grantee deems necessary and appropriate to enable the Grantee to evaluate the financial risk inherent in acquiring the Shares and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

F. Capacity to Protect Interests. The Grantee has either (i) a preexisting personal or business relationship with the Company or any of its officers, directors, or controlling persons, consisting of personal or business contacts of a nature and duration to enable the Grantee to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists, or (ii) such knowledge and experience in financial and business matters as to make the Grantee capable of evaluating the merits and risks of an investment in the Shares and to protect the Grantee’s own interests in the transaction, or (iii) both such relationship and such knowledge and experience.

9. Company Representations.

A. Authorization. The Company has full legal capacity, power, and authority to execute and deliver this Agreement and to perform the Company’s obligations hereunder. This Agreement has been duly executed and delivered by the Company and is the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with the terms hereof.

B. No Conflicts. The execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company, or (iii) conflict with, or result in a breach of default under, any term or condition of any agreement or other instrument to which the Company is a party or by which the Company is bound.

10. Other Agreements. Grantee acknowledges and agrees that the Shares are subject to the Stockholder Agreement and to the Registration Rights and Coordination Agreement and the transfer and other restrictions, rights, and obligations set forth in those agreements. By executing this Agreement, Grantee becomes a party to and bound by the Stockholder Agreement and the Registration Rights and Coordination Agreement (as defined in the Stockholder Agreement) as a Manager (as such term is defined in those agreements), without any further action on the part of Grantee, the Company, or any other person.

11. Legend. Any certificates representing Shares shall contain a legend substantially in the following form, in addition to any legends which may be required by the Stockholder Agreement or by the Registration Rights and Coordination Agreement:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE COMPANY’S 2006 EXECUTIVE INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND WEST CORPORATION. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF WEST CORPORATION.

Upon the request of the Grantee, as soon as practicable following the vesting of any such Shares the Company shall cause a certificate or certificates covering such Shares, without the aforesaid legend, to be issued and delivered to the Grantee. If any Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

12. Dividends, etc. The Grantee shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those vested and unvested Shares of which the Grantee is the record owner on the record date for such dividend or other distribution, and (ii) subject to the terms of the Stockholder Agreement, vote any Shares of which the Grantee is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the “Associated Share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an Associated Share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the Associated Share remains subject to such restrictions, and shall be promptly forfeited if and when the Associated Share is so forfeited; and further provided, that the Administrator may require that any cash distribution with respect to the Shares other than a normal cash dividend be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. Any amount so placed in escrow shall be paid to the Grantee promptly upon the vesting, if any, of the Associated Shares. References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted amounts.

13. Sale of Vested Shares. The Grantee understands that the sale of any Share, once it has vested, will remain subject to (i) satisfaction of applicable tax withholding requirements, if any, with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; (iii) applicable requirements of federal and state securities laws; and (iv) the terms and conditions of the Stockholder Agreement to the extent that they are then in effect.

14. Certain Tax Matters and Special Bonus. The Grantee expressly acknowledges the following:

A. The Grantee has been advised to confer promptly with a professional tax advisor to consider whether the Grantee should make a so-called “83(b) election” with respect to the Shares. Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the date of this Award and the Grantee must provide the Company with a copy of the 83(b) election prior to filing. The Company has made no recommendation to the Grantee with respect to the advisability of making such an election.

B. The award or vesting of the Shares acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding. Except to the extent provided in Section 14.C below, the Grantee expressly acknowledges and agrees that his or her rights hereunder are subject to his or her promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion), all taxes required to be withheld in connection with such award, vesting or payment. The Administrator shall, at the election of the Participant, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate).

C. The Company hereby agrees that if, and only if, the Grantee makes a timely 83(b) election with respect to all of the Shares, the Company will pay to the Grantee a special bonus (the “Special Bonus”) in an amount that after reduction for all taxes with respect to such Special Bonus equals the amount of the income tax due in respect of the Shares as a result of the filing of such 83(b) election; provided, that to the extent any Special Bonus would be considered “deferred compensation” for purposes of Section 409A of the Code, the manner and time of payment, and the provisions of this subsection C, shall be adjusted to the extent necessary (but only to the extent necessary) to comply with the requirements of Section 409A with respect to such payment so that the payment does not give rise to the interest or additional tax amounts described at Section 409A(a)(1)(B) or Section 409A(b)(4) of the Code (the “Section 409A penalties”); and further provided, that if, notwithstanding the immediately preceding proviso, the Special Bonus cannot be made to conform to the requirements of Section 409A of the Code, the amount of the Special Bonus shall be determined without regard to any gross-up for the Section 409A penalties. The Company shall apply a portion of any Special Bonus to satisfy in full any required withholding or other taxes required to be withheld in connection with the Award or such Special Bonus and shall pay the remaining portion on or prior to April 15th of the year following the year of the Grant Date.

15. Definitions. The initially capitalized term Grantee shall have the meaning set forth on the first page of this Agreement; initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan and the Stockholder Agreement, and, as used herein, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Cause” has the meaning set forth in the Plan.

“Change of Control” has the meaning set forth in the Stockholder Agreement.

“Employment” has the meaning set forth in the Plan.

“Good Reason” means without the Grantee’s express written consent, the occurrence of any of the following events: (1) either (i) a reduction in any material respect in the Grantee’s position(s), duties or responsibilities with the Company, or (ii) an adverse change in the Grantee’s reporting responsibilities, titles or offices with the Company, other than, for purposes of clauses (i) and (ii), a reduction or adverse change attributable to the fact that the Company is no longer a publicly-held company; (2) a reduction of 10 percent (10%) or more in the Grantee’s rate of annual base salary; (3) any requirement of the Company that the Grantee be based more than 50 miles from the facility where the Grantee is based on the date of grant; or (4) the failure of the Company to provide the Grantee with target bonus opportunities and employee benefits (excluding equity-based compensation, equity-based benefits and nonqualified deferred compensation) that are substantially comparable in the aggregate to the target bonus opportunities and employee benefits provided to the Grantee by the Company and its affiliated companies immediately prior to the date of grant; provided, however, that an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company or any of its affiliated companies promptly after receipt of notice thereof given by the Grantee shall not constitute Good Reason.

“Person” shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity.

“Vest” as used herein with respect to any Share means the lapsing of the restrictions described herein with respect to such Share.

16. General. For purposes of this Agreement and any determinations to be made by the Administrator or Compensation Committee, as the case may be, hereunder, the determinations by the Administrator or Compensation Committee, as the case may be, shall be binding upon the Grantee and any transferee.

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Very truly yours,

/s/ Todd Strubbe
Todd Strubbe

Dated: February 14, 2012

The foregoing Restricted Stock

Award and Special Bonus Agreement is hereby accepted:

WEST CORPORATION.

/s/ Thomas Barker
Name: Thomas Barker Title: Chief Executive Officer